UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2013

HEARTWARE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA	01701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 739-0950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 1, 2013, HeartWare International, Inc., a Delaware corporation (“HeartWare”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Chronos Merger Sub Inc., a Delaware corporation and indirect wholly-owned subsidiary of HeartWare (“Merger Sub”), CircuLite, Inc., a Delaware corporation (“CircuLite”), and Shareholder Representative Services LLC, a Colorado limited liability company, as the CircuLite securityholder representative (the “Securityholder Representative”), pursuant to which HeartWare acquired CircuLite (the “Closing”). At the effective time of the merger, Merger Sub merged with and into CircuLite (the “Merger”) with CircuLite surviving the Merger as an indirect wholly-owned subsidiary of HeartWare, and all of the issued and outstanding shares of CircuLite capital stock (other than any shares of capital stock held by CircuLite or its subsidiary immediately before the effective time of the Merger and any dissenting shares of CircuLite capital stock) automatically converted into the right to receive an upfront payment and certain contingent merger consideration, in accordance with the terms of the Merger Agreement, as summarized below.

Merger Consideration

In connection with the Closing, HeartWare paid $30 million consisting of approximately $18 million in shares of HeartWare common stock, par value $0.001 per share (the “Common Stock”), equal to approximately 230,000 shares of Common Stock (the “Closing Payment”), and approximately $12 million in cash to repay outstanding CircuLite indebtedness and certain transaction expenses. In accordance with the terms of the Merger Agreement, a volume weighted average of the per share prices of Common Stock during the 60 consecutive trading days ending on (and including) November 27, 2013 was used to determine the number of shares of Common Stock issued in connection with the Closing.

Contingent Merger Consideration

In addition to the Closing Payment, CircuLite securityholders may be entitled to receive additional shares of Common Stock (or cash, in certain cases, at HeartWare’s discretion) upon the achievement of specified performance milestones (the “Contingent Payments”).

Surgical System Relaunch Milestone Payment

HeartWare will make a one-time milestone payment to CircuLite securityholders of up to $20 million (the “Relaunch Milestone Payment”), to be paid in shares of Common Stock, on or prior to the 20th business day following the date upon which HeartWare (or any of its subsidiaries) has received approval from the required governmental authorities to recommence sales on an unrestricted basis (in the same manner as approved prior to its suspension) in the European Union of the CircuLite Synergy System (as defined in the Merger Agreement).

ITS Milestone Payment

HeartWare will make a one-time milestone payment to CircuLite securityholders of up to $75 million (the “ITS Milestone Payment”), to be paid in shares of Common Stock or cash (or any combination of shares of Common Stock or cash in HeartWare’s discretion), on or prior to the 20th business day following the date upon which an Interventional System (as defined in the Merger Agreement) to be sold in the European Community has been affixed with a CE Mark.

PMA Approval Milestone Payment

HeartWare will make a one-time milestone payment to CircuLite securityholders of $50 million (the “PMA Approval Milestone Payment”), to be paid in shares of Common Stock or cash (or any combination of shares of Common Stock or cash in HeartWare’s discretion), on or prior to the 20th business day following the date upon which premarket approval has been received from the United States Food and Drug Administration to market and sell an Interventional System in the United States.

Fourth Milestone Payment

HeartWare will make a one-time milestone payment to CircuLite securityholders of up to $15 million (the “Fourth Milestone Payment”), to be paid in shares of Common Stock or cash (or any combination of shares of Common Stock or cash in HeartWare’s discretion), on or prior to the 20th business day following the date on which the aggregate sales of Surgical Systems and/or Interventional Systems (including certain licensing and sublicensing revenues) (“Sales”) during any trailing 12-month period ending on the last day of a calendar month in respect of an Interventional System that uses a Synergy System first equals or exceeds $30 million.

Fifth Milestone Payment

HeartWare will make a one-time milestone payment to CircuLite securityholders of $85 million (the “Fifth Milestone Payment”), to be paid in shares of Common Stock or cash (or any combination of shares of Common Stock or cash in HeartWare’s discretion), on or prior to the 20th business day following the date on which the aggregate Sales during any trailing 12-month period ending on the last day of a calendar month first equals or exceeds $250 million.

Revenue Payments

HeartWare will, on or before the 60th calendar day following the last business day of each calendar year within (in whole or in part) the Contingent Payment Period (as defined below), pay to CircuLite securityholders a payment equal to 12.5% of Sales of an Interventional System or a Surgical System (together, “Products”) made within the Contingent Payment Period during the preceding calendar year, to be paid in shares of Common Stock or cash (or any combination of shares of Common Stock or cash in HeartWare’s discretion). However, for all sales of Products that do not use a Synergy System, the revenue payment will be reduced to 10% of Sales made within the Contingent Payment Period during the preceding calendar year.

HeartWare’s obligation to pay revenue payments will terminate upon the aggregate payment of $75 million in revenue payments (the “Revenue Cap”) to CircuLite securityholders, subject to a potential $30 million increase in the Revenue Cap, as follows: (i) if HeartWare makes the Fourth Milestone Payment in respect of an Interventional System that does not use a Synergy System, the Revenue Cap will be increased by $15 million (but the Fourth Milestone Payment will be reduced dollar-for-dollar to reflect amounts paid under the increased Revenue Cap); and (ii) if HeartWare makes the PMA Approval Milestone Payment in respect of an Interventional System that does not use a Synergy System, the Revenue Cap will be increased by $15 million as long as the Fourth Milestone Payment has not become due and payable.

Other Contingent Payment Terms

HeartWare’s obligations under the Merger Agreement to make any Contingent Payments will terminate on the eighth anniversary of the Closing, except in the case of the Fifth Milestone Payment, for which HeartWare’s obligations under the Merger Agreement will terminate on the tenth anniversary of the Closing (such period, the “Contingent Payment Period”).

HeartWare will have sole discretion over all matters relating to the Products, including all matters relating to the development, manufacturing, commercialization or regulatory approval of the Products (including in respect of the decision to pursue any of the foregoing, and the timing thereof) and to the allocation of personnel and other resources reasonably available to HeartWare and its subsidiaries.

During the Contingent Payment Period, HeartWare will, and will cause CircuLite and HeartWare’s other subsidiaries to, use its or their commercially reasonable efforts to satisfy the conditions to the Contingent Payments, taking into account available resources, integration activities and relative likelihood of technical, regulatory and commercial success. The parties agreed that the expenditure by HeartWare and its subsidiaries of at least $40 million (as calculated in accordance with the terms of the Merger Agreement) incurred for research and development and clinical trial activities relating to the Products and with the sale and marketing of the Products during the Contingent Payment Period in respect of its obligations to satisfy the conditions to the Contingent Payments will be deemed to constitute commercially reasonable efforts, though such expenditure is not the exclusive means deemed to constitute commercially reasonable efforts.

The total consideration that may be paid by HeartWare pursuant to the Merger Agreement will not exceed $350 million, including the aggregate amount of the Closing Payment, the Contingent Payments, and the amounts of the acquisition expenses and indebtedness to be paid by HeartWare in cash at the Closing.

In no event will HeartWare issue pursuant to the terms of the Merger Agreement a number of shares of Common Stock that, in the aggregate together with any prior issuance of shares of Common Stock thereunder, would exceed 19.9% of HeartWare’s issued and outstanding common stock, unless HeartWare has first obtained approval from its stockholders for such issuance.

Acceleration of PMA Approval Milestone Payment

If a third party acquires 50% or more of HeartWare’s capital stock or assets during the Contingent Payment Period and before the PMA Approval Milestone Payment has become due and payable, then, if an Interventional System to be sold in the European Community has been affixed with a CE Mark, the PMA Approval Milestone Payment will become due and payable and will be paid to CircuLite securityholders within five business days following the consummation of the acquisition.

Representations and Warranties

The representations, warranties and covenants of CircuLite contained in the Merger Agreement have been made solely for the benefit of HeartWare and Merger Sub and the representations, warranties and covenants of HeartWare and Merger Sub contained in the Merger Agreement have been made solely for the benefit of CircuLite. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) are subject to materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Merger Agreement, unless specifically made as of a date prior to the date of the Merger Agreement, in which case as of such date and (iv) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding HeartWare or its business, or CircuLite or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of HeartWare or any of its affiliates, or CircuLite or any of its affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in HeartWare’s current public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding HeartWare that is or will be contained in, or incorporated by reference into, HeartWare’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents that HeartWare files with the Securities and Exchange Commission.

Other Matters

The Merger Agreement and the Merger were unanimously approved by the Board of Directors of each of HeartWare and CircuLite. CircuLite stockholders holding the requisite number of shares executed a written consent immediately following the execution of the Merger Agreement to adopt the Merger Agreement and approve the transactions contemplated therein.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Registration Rights Agreement

Upon the Closing, HeartWare, the Securityholder Representative, as the representative of the CircuLite securityholders, and recipients of shares of Common Stock in connection with the Merger (“Holders”) party thereto executed a Registration Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement requires HeartWare to file a registration statement registering the resale of the shares of Common Stock issued in respect of the Closing Payment and the Relaunch Milestone Payment within 25 business days after the Closing, subject to one extension of an additional 10 business days. HeartWare is also obligated to file registration statements registering the resale of shares issued in respect of subsequent Contingent Payments if those shares are then Registrable Securities (as defined in the Registration Rights Agreement).

In addition, for up to ten years after the Closing, certain designated Holders will be entitled to up to three demand registrations for underwritten offerings of shares of Common Stock that they receive at Closing or pursuant to subsequent Contingent Payments, as long as the number of shares to be sold in such offering is equal to or greater than six times the average daily trading volume of Common Stock.

Pursuant to the Registration Rights Agreement, HeartWare has agreed to pay certain expenses of the Holders, other than underwriting discounts and commissions, and to indemnify the Holders against certain liabilities in connection with the registration.

The foregoing descriptions of the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 1, 2013, the Company completed the Merger, and as a result, CircuLite became an indirect wholly-owned subsidiary of HeartWare. In connection with the Closing, and in accordance with the terms of the Merger Agreement, the Company was obligated to issue an aggregate of approximately 230,000 shares of Common Stock to certain CircuLite securityholders. HeartWare may issue to the CircuLite securityholders additional shares of the Common Stock (or cash, in certain cases, at HeartWare’s discretion) upon the achievement of the criteria to the Contingent Payments described in Item 1.01 hereof and incorporated herein by reference, and as described in the Merger Agreement, attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Closing, HeartWare was obligated to issue an aggregate of 226,076 shares of Common Stock (the “Closing Shares”) to certain CircuLite preferred securityholders and may issue additional shares of Common Stock after the Closing Date upon the achievement of the criteria to the Contingent Payments described in Item 1.01 hereof and incorporated herein by reference (the “Contingent Shares”). The issuance of the Closing Shares is, and the issuance of any Contingent Shares will be, exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. HeartWare has not engaged in a general solicitation with respect to the issuance and sale of the Closing Shares or the Contingent Shares. Approximately 4,000 shares of Common Stock will be issued in connection with the Closing to participants in a CircuLite benefits plan, which are expected to be registered on a Form S-8.

Item 8.01	Other Events.

On December 1, 2013, HeartWare issued a press release to report the entry into the Merger Agreement and the completion of the acquisition of CircuLite. The press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

HeartWare will provide the required financial statements by amendment to this Form 8-K not later than 71 calendar days after the date that this Form 8-K must be filed.

(b) Pro Forma Financial Information.

HeartWare will provide the required pro forma financial information by amendment to this Form 8-K not later than 71 calendar days after the date that this Form 8-K must be filed.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 1, 2013, by and among HeartWare International, Inc., Chronos Merger Sub Inc., CircuLite, Inc., and Shareholder Representative Services LLC, as securityholder representative.

10.1	Registration Rights Agreement, dated as of December 1, 2013, by and among HeartWare International, Inc., Shareholder Representative Services LLC, as securityholder representative, and the other parties thereto.

99.1	Press Release, dated December 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTWARE INTERNATIONAL, INC.

Date: December 2, 2013	/s/ Lawrence J. Knopf
Lawrence J. Knopf

Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 1, 2013, by and among HeartWare International, Inc., Chronos Merger Sub Inc., CircuLite, Inc., and Shareholder Representative Services LLC, as securityholder representative.

10.1	Registration Rights Agreement, dated as of December 1, 2013, by and among HeartWare International, Inc., Shareholder Representative Services LLC, as securityholder representative, and the other parties thereto.

99.1	Press Release, dated December 1, 2013.